Exhibit 10.6


                           SBIL INTERNATIONAL LIMITED
              90 Park Avenue                           35 Dover Street
              New York, NY 10016                       W1S 4NQ London

             *Incorporated in England & Wales: Company No. 3870324*
         *Authorised and Regulated by the Financial Services Authority *
                              * Member NASD, SIPC*


                                                              September 22, 2004

Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936
Attn: Mr. Scott Newman, CEO

Dear Mr. Newman:

         This is to confirm our understanding that Sands Brothers International Limited ("SBIL") has been engaged as a financial advisor to Conversion Services International, Inc., its respective successors, parents, subsidiaries, affiliates, and assigns (collectively, the "Company"), with respect to financial advisory and related matters for the one (1) year period commencing the date hereof (the "Term"). In this regard, SBIL shall devote such business, time and attention (consistent with industry practice) to matters on which the Company shall reasonably request its services. All services shall be rendered by SBIL in New York City.

A.       Financial Advisory Services

         During the Term, SBIL shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company, provided that SBIL shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. It is understood and acknowledged by the parties that the SBIL shall be obligated to render advice, upon the request of the Company, in good faith, in a manner (consistent with industry practice) as shall be reasonably determined by SBIL. SBIL's duties may include, but will not necessarily be limited to:

         (i) advice regarding the formation of corporate goals and their implementation;

         (ii)     advice regarding the financial structure of the Company or its
                  subsidiaries   or  divisions  or  any  programs  and  projects
                  undertaken by any of the foregoing;

         (iii)    advice regarding financing needs and matters;

         (iv)     advice  regarding   corporate   organization,   personnel  and
                  selection of needed specialty skills.

Mr. Scott Newman
September 22, 2004
Page 2


         The Company acknowledges that SBIL and its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict SBIL or its affiliates in conducting such business with respect to others or in rendering such advice to others.

         The Company recognizes and confirms that SBIL, in acting pursuant to this engagement, will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that SBIL does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to SBIL by or on behalf of the Company will be fair, accurate and complete and, to the Company's knowledge, will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by SBIL or its representatives in connection with this engagement is for the confidential use of the Company's Board of Directors and executive officers only in their evaluation of the matters for which SBIL has been engaged and, except as otherwise required by law, the Company will not permit any third party to disclose or otherwise refer to such advice or information in any manner without SBIL prior written consent. The name of SBIL will not be quoted or referred to orally or in a writing by the Company without SBIL's prior written consent. The Company further recognizes that in order for SBIL to perform properly its obligations in a professional manner, it is necessary that SBIL be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of SBIL's engagement.

         In consideration of such financial advisory services and as a material inducement for SBIL to enter into this agreement, the Company shall pay SBIL a non-accountable and non-refundable retainer in the amount of $6,000 per month, the first payment of which shall be payable upon the execution of this agreement. Thereafter, the Company shall pay SBIL the monthly retainer on the last business day of each month during the Term commencing October 29, 2004. The foregoing compensation shall be in addition to any other compensation and reimbursement of expenses described herein.

B.       General

         The Company agrees to indemnify SBIL and related persons in accordance with the indemnification letter annexed hereto as Schedule A, the provisions of which are incorporated herein in their entirety, and shall survive the termination or expiration of this agreement.

         This agreement, including Schedule A, constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in a writing signed by both parties. The Company expressly acknowledges that the execution of this agreement does not constitute a commitment by SBIL to purchase the securities of the Company (the "Securities") nor ensure the successful placement of the Securities or any portion thereof or the success of SBIL with respect to securing any other financing on the Company's behalf. Nothing contained in this agreement shall be construed to place SBIL and the Company in the relationship of partners or joint

Mr. Scott Newman
September 22, 2004
Page 3


venturers. Except as may be otherwise agreed to in writing by the Company and SBIL or their respective affiliates, neither SBIL nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. The Company's engagement of SBIL pursuant to this agreement is not intended to confer rights upon any person not a party hereto (including shareholders, directors, officers, employees or creditors of the Company) as against SBIL or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. SBIL, in performing its services hereunder, shall at all times be an independent contractor. No promises or representations have been made except as expressly set forth in this Agreement and the parties have not relied on any promises or representations except as expressly set forth in this Agreement. Nothing contained herein should be construed as creating any fiduciary duties between the parties.

         During the term of this Agreement, the Company shall not negotiate, enter into or attempt to negotiate or enter into any agreement, covenant or understanding, written or oral, with any other person or entity, directly or indirectly, that could in any manner be construed to be inconsistent with this agreement or could undermine any of the rights or interests of SBIL, in, under or in respect of this Agreement and agrees not to interfere with, circumvent, frustrate or otherwise impede in any manner the realization by SBIL of any of the objectives it seeks or benefits derived, or to be derived, from any of the foregoing. Notwithstanding the foregoing, nothing in this agreement shall be deemed to preclude the Company or its subsidiaries or affiliates from: (i) engaging other investment banking firms or other third parties to assist the Company or its subsidiaries during or following the Term in any financing or other strategic transaction of any type or nature or (ii) engaging in such financings or transactions during or following the Term without the assistance of SBIL, whether with the assistance of third party investment banking firms or other agents or on a self-underwritten basis.

         SBIL hereby agrees that no public announcement concerning the terms of this Agreement, or the completion of any of the transactions contemplated herein, shall be made without the prior written consent of the Company.

         In the event that other services are required and/or transactions result that are not as contemplated herein, the parties hereto shall negotiate in good faith to determine a mutually acceptable level of compensation in such an eventuality.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). The Company hereby irrevocably consents to the exclusive jurisdiction of the Courts of the State of New York and of the Federal Court located in New York County in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Chief Executive Officer of the Company at its address set forth above. The parties are waiving their right to a jury trial.

Mr. Scott Newman
September 22, 2004
Page 4


         Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any pre-payment or other penalty with respect thereto. The Company has all requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity. The Company represents, warrants and agrees that it has not, as of the date hereof, engaged the services of any other broker, agent, advisor or finder in connection with corporate finance or investment banking services.

         The rights and obligations of the Company under this Agreement may not be assigned by the Company without the prior written consent of SBIL any other purported assignment shall be null and void. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, then such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

         If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter, along with a check made payable to SBIL in the amount of Six Thousand Dollars ($6,000).


                                    SANDS BROTHERS INTERNATIONAL LIMITED

                                        /s/ Michael C. Caska
                                    By: ________________________
                                        Name:  Michael C. Caska
                                        Title: President


ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN

CONVERSION SERVICES INTERNATIONAL, INC.

    /s/ Scott Newman
By: ________________________________
    Name:  Scott Newman
    Title: President and Chief Executive Officer

Mr. Scott Newman
September 22, 2004
Page 5


                                   SCHEDULE A

                                 INDEMNIFICATION

         Recognizing that matters of the type contemplated in this engagement sometimes result in litigation and that SBIL's role is advisory, the Company agrees to indemnify and hold harmless SBIL, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, asserted by third parties related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of SBIL hereunder, and will promptly reimburse the Indemnified Parties for all reasonable expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of SBIL hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of SBIL, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not SBIL or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of SBIL and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

         The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and SBIL on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of such parties. The relative benefits to the Company and/or its stockholders and to SBIL with respect to SBIL's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which SBIL is engaged to render financial advisory services bears to; and (ii) the fees paid to SBIL in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by SBIL pursuant to such engagement (excluding amounts received by SBIL as reimbursement of expenses).

Mr. Scott Newman
September 22, 2004
Page 6


         The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with SBIL's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

         The indemnity, reimbursement, contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or SBIL's engagement and (iv) whether or not SBIL shall, or shall not be called upon to render any formal or informal advice in the course of such engagement.